UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2006

Manor Care, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-252-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On March 23, 2006, Manor Care, Inc. announced that Steven M. Cavanaugh will become chief financial officer of the company in May 2006. Mr. Cavanaugh will succeed Geoffrey G. Meyers, executive vice president and chief financial officer, who is retiring from the company, as previously announced. Mr. Cavanaugh, age 36, joined the company in 1993 and is currently vice president, director of corporate development, a position to which he was elected in 1999. In this position, he has provided executive leadership for all merger, acquisition and external development activities of the company, and also leads the company's strategic planning and budgeting functions. The company and Mr. Cavanaugh have not entered into an employment agreement with respect to his appointment as chief financial officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

99.1 Press Release dated March 23, 2006 issued by Manor Care, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.

March 27, 2006	By:	Geoffrey G. Meyers

Name: Geoffrey G. Meyers
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 23, 2006 issued by Manor Care, Inc.